Exhibit 10.39
Execution Copy

INDEMNIFICATION AGREEMENT
This Indemnification Agreement, dated as of ________ ___, 20__ (this “Agreement”), is made by and between OMNOVA Solutions Inc., an Ohio corporation (the “Company”), and ___________________ (“Indemnitee”).
RECITALS
A.    The Ohio Revised Code (the “ORC”) provides that the business and affairs of a corporation are to be managed under the direction of its board of directors and officers.
B.    It is critically important to the Company and its shareholders that the Company be able to attract and retain the most capable persons reasonably available to serve as directors and officers of the Company.
C.    There is growing incidence of litigation against directors and officers of public companies and recent legislative initiatives have increasingly exposed directors and officers to new and broader civil liability as well as an increased risk of criminal proceedings.
D.    In recognition of the need for corporations to be able to attract and retain capable persons to serve as directors and officers, the ORC authorizes corporations to indemnify and maintain liability insurance for their directors and officers.
E.    The ORC and the Code of Regulations of the Company (the “Regulations”) provides for indemnification of directors and officers of the Company and the Company currently maintains directors’ and officers’ liability insurance.
F.    The Board has evaluated the sufficiency of the ORC, the Regulations and the liability insurance as to their adequacy to protect directors and officers against the various legal risks and potential liabilities associated with their serving as directors or officers of the Company, and the Board has concluded that the ORC, the Regulations and liability insurance may not provide adequate protection under certain circumstances.
G.    Therefore, in order to induce existing directors and officers to continue to serve in such capacity, to induce new directors and officers to serve in such capacity and to enhance directors’ and officers’ ability to serve the Company in an effective manner, the Board has concluded that revised director and officer indemnification agreements are necessary.
H.    In light of the considerations referred to in the preceding recitals, it is the Company’s intention and desire that the provisions of this Agreement be construed liberally, subject to their express terms, to maximize the protections to be provided to directors and officers hereunder.
NOW, THEREFORE, in consideration of the premises the parties hereby agree as follows:
1.Certain Definitions. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement with initial capital letters:
(a)“Change in Control” means the occurrence of any of the following events:

(i)All or substantially all of the assets of the Company are sold or transferred to another corporation or entity, or the Company is merged, consolidated or reorganized into or with another corporation or entity with the result that upon conclusion of the transaction less than 50% of the outstanding securities entitled to vote generally in the election of directors of the surviving or resulting corporation or entity are owned, directly or indirectly, by persons who were shareholders of the Company prior to the transaction (determined using transaction record date share ownership and assuming that no securities in the other party to such merger, consolidation or reorganization are held by such shareholders of record); or
(ii)Any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act (a “Person”)) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d‑3 or any successor rule or regulation promulgated under the Exchange Act (a “Beneficial Owner”)) of securities representing 20% or more of the combined voting power of the then‑outstanding voting securities of the Company; or
(iii)The individuals who, at the beginning of any period of two consecutive calendar years, constituted the Directors of the Company cease for any reason to constitute at least a majority thereof unless the nomination for election by the Company’s stockholders of each new director of the Company was approved by a vote of at least two-thirds of the directors of the Company still in office who were directors of the Company at the beginning of any such period; or
(iv)The Board determines that (A) any particular actual or proposed merger, consolidation, reorganization, sale or transfer of assets, accumulation of shares or tender offer for shares of the Company or other transaction or event or series of transactions or events will, or is likely to, if carried out, result in a Change in Control falling within Section 1(a)(i), (ii) or (iii) and (B) it is in the best interests of the Company and its shareholders, and will serve the intended purposes of this Agreement, if the provisions of this Agreement referencing Change in Control shall thereupon become immediately operative.

Notwithstanding the foregoing provisions of this Section 1(a): (A) If any such merger, consolidation, reorganization, sale or transfer of assets, or tender offer or other transaction or event or series of transactions or events mentioned in Section 1(a)(iv) shall be abandoned, or any such accumulations of shares shall be dispersed or otherwise resolved, the Board may, by notice to the Indemnitee, nullify the effect of its determination under (a)(iv) but without prejudice to any action that may have been taken prior to such nullification; and (B) Unless otherwise determined in a specific case by the Board, a “Change in Control” shall not be deemed to have occurred for purposes of Section (1)(a)(ii) solely because (X) the Company, (Y) a Subsidiary, or (Z) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D‑1, Form 8‑K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing Beneficial Ownership by it of shares of the then-outstanding voting securities of the Company, whether in excess of 20% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership.
(b)“Claim” means (i) any threatened, asserted, pending or completed claim, demand, action, suit or proceeding against Indemnitee, whether civil, criminal, administrative, arbitrative, investigative or other (including by or in the right of the Company), and whether made pursuant to federal, state or other law; or (ii) any threatened, pending or completed inquiry or investigation, whether made, instituted or conducted by the Company or any other person, (including any governmental entity) that Indemnitee believes in good faith might lead to the institution of any such claim, demand, action, suit or proceeding; or (iii) any subpoena or any discovery request seeking information, documents or testimony from Indemnitee whether or not the Indemnitee is a party to or the subject of the underlying claim, demand, action, suit or proceeding or the subject of any such inquiry or investigation.
(c)“Controlled Affiliate” means any corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, whether or not for profit, that is directly or indirectly controlled by the Company. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity or enterprise, whether through the ownership of voting securities, through other voting rights, by contract or otherwise; provided that direct or indirect beneficial ownership of capital stock or other interests in an entity or enterprise entitling the holder to cast 20% or more of the total number of votes generally entitled to be cast in the election of directors (or persons performing comparable functions) of such entity or enterprise shall be deemed to constitute control for purposes of this definition.
(d)“Constituent Documents” means the Articles of Incorporation (the “Articles”) and Code of Regulations (the “Regulations”) of the Company.
(e)“Disinterested Director” means a director of the Company who is not and was not a party to, or threatened with, the Claim in respect of which indemnification is sought by Indemnitee.
(f)“Expenses” means attorneys’ and experts’ fees and expenses and all other costs and expenses reasonably incurred in connection with (i) investigating or defending a Claim or being a witness or otherwise responding to any discovery in respect of any Claim, including on appeal and (ii) enforcing or defending the Indemnitee’s rights as provided under Section 6; provided, however, that the term “Expenses” excludes: (y) Losses and (z) amounts incurred in respect to any claim, action, suit or proceeding (other than pursuant to Section 6) brought by Indemnitee against the Company or any Other Enterprise or against any current or former director, officer, employee, agent, member, manager, or trustee of the Company or any Other Enterprise.
(g)“Incumbent Directors” means the individuals who, as of the date hereof, are directors of the Company and any individual becoming a director subsequent to the date hereof whose election, nomination for election by the Company’s shareholders, or appointment, was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.
(h)“Indemnifiable Claim” means any Claim (i) based upon, arising out of or resulting from any actual or alleged act or omission by Indemnitee in his or her capacity as a director, officer, employee or agent of the Company or as a director, officer, employee, member, manager, trustee or agent of any Other Enterprise; or (ii)  by reason of the fact that Indemnitee is a current or former director, officer, employee or agent of the Company or by reason of the fact that Indemnitee is a current or former director, officer, employee, member, manager, trustee or agent of any Other Enterprise.
(i)“Indemnifiable Expenses” means any and all Expenses relating to, arising out of or resulting from any Indemnifiable Claim.
(j)“Indemnifiable Losses” means any and all Losses relating to, arising out of or resulting from any Indemnifiable Claim.
(k)“Independent Counsel” means a nationally recognized law firm that has expertise in matters of corporation law and that is not currently representing, nor represented in the past five years (i) the Company (or any Other Enterprise) or Indemnitee in any matter material to either such party, or (ii) any other named (or, as to a threatened matter, reasonably likely to be named) party to the Indemnifiable Claim giving rise to a claim for indemnification hereunder; provided, however, that “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have an actual or potential conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
(l)“Losses” means any and all, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other) and amounts paid in settlement, including all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing, but excluding Expenses.
(m)“Other Enterprise” means any corporation, limited liability company, partnership, joint venture, trust, plan or other entity or enterprise, whether or not for profit, as to which Indemnitee is or was serving at the request of the Company as a director, officer, employee, member, manager, trustee or agent. In addition to any service at the actual request of the Company, for purposes of this Agreement, Indemnitee shall be deemed to be serving or to have served at the request of the Company as a director, officer, employee, member, manager, trustee or agent of an Other Enterprise if Indemnitee is or was serving as a director, officer, employee, member, manager, trustee or agent of such Other Enterprise and (i) such entity or enterprise is or at the time of such service was a Controlled Affiliate, or (ii) such entity or enterprise is or at the time of such service was an employee benefit plan (or related trust) sponsored or maintained by the Company or a Controlled Affiliate, or (iii) the Company or a Controlled Affiliate directly or indirectly caused Indemnitee to be nominated, elected, appointed, designated, employed, engaged or selected to serve in such capacity.
(n)“Standard of Conduct” means that the acts or omissions of Indemnitee were not undertaken with deliberate intent to harm the Company or with reckless disregard for the best interests of the Company.
2.Indemnification Obligation.
(a)Subject to the terms of this Agreement, the Company shall indemnify Indemnitee against any and all Indemnifiable Losses which Indemnitee becomes obligated to pay.
(b)Notwithstanding Section 2(a), the Company shall have no obligation to pay any amount under 2(a):

(i)to the extent attributable to the acts or omissions of Indemnitee which were undertaken with deliberate intent to harm the Company or with reckless disregard for the best interests of the Company.
(ii)to the extent that payment thereof by the Company is prohibited by applicable law or is otherwise unlawful, including (A) amounts attributable to a fine or similar government imposition which the Company is prohibited by applicable law from paying and (B) Losses arising from a claim made under ORC Section 1701.95.
(iii)to the extent attributable to Claims which are not Indemnifiable Claims, including, for avoidance of doubt and without limitation, amounts attributable to the Indemnitee gaining in fact a personal gain, profit or advantage as to which he or she was not entitled, including (A) from the purchase and sale by the Indemnitee of equity securities of the Company which are recoverable by the Company pursuant to Section 16(b) of the Exchange Act and (B) arising from transactions in publicly traded securities of the Company which were effected by the Indemnitee in violation of Section 10(b) of the Exchange act or Rule 10b-5 promulgated thereunder.
The applicability of Section 2(b)(i), (ii) or (iii) shall be determined under Section 4 and, pending such determination, nothing in this Section 2(b) shall eliminate or diminish Company’s obligations under Section 3 or Section 6 to pay or advance Expenses for attorneys’ fees and other costs under Section 3 or Section 6, subject to the provisions of Section 3 and Section 6.
3.Advancement of Expenses.
(a)Subject to the terms of this Agreement, Indemnitee shall have the right to payment, advancement, reimbursement and/or indemnity by the Company prior to the final disposition of any Indemnifiable Claim of any and all reasonable Expenses relating to, arising out of or resulting from any Indemnifiable Claim which are paid or incurred by Indemnitee or which Indemnitee reasonably determines are likely to be so paid or incurred by Indemnitee. Without limiting the generality or effect of the foregoing, within five business days after any request by Indemnitee, the Company shall, in accordance with such request (but without duplication), (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses.
It is the intent of this Agreement that the term Indemnifiable Claim be broadly interpreted to favor advances of Expenses to Indemnitee except in cases in which there is available at the time advancement of Expenses is sought clear and convincing factual evidence and/or established applicable law which precludes any good faith basis for indemnification under Section 2 and in all other cases the applicability of Section 2(b)(i), (ii), and (iii) and 3(d)(i), (ii) or (iii) below shall be determined under Section 4 and, pending such determination, Expenses shall be advanced subject to the provisions of this Section 3. No such advancement shall prejudice the right of the Company to recover such Expenses if it is later determined as provided in this Agreement that Indemnitee is obligated to repay such Expenses.
(b)For purposes of obtaining payments of Expenses in advance of final disposition, the Indemnitee shall submit to the Company a sworn request for advancement of Expenses substantially in the form of Exhibit A attached hereto subject to Indemnitee filling in the blanks therein and selecting from among the bracketed alternatives therein. Such undertaking to repay Expenses need not be secured and the Company must accept the Undertaking without reference to Indemnitee’s ability to repay the Expenses.

(c)Upon the request of the Company, Indemnitee shall provide the Company with reasonable documentation evidencing Expenses which were or reasonably likely to be paid or incurred by Indemnitee.
(d)Indemnitee shall repay, without interest, to the Company, any Expenses previously paid by the Company to the extent:
(i)incurred in respect of acts or omissions of Indemnitee determined to have been undertaken with deliberate intent to harm the Company or with reckless disregard for the best interests of the Company.
(ii)incurred in respect of any Claim determined not to be an Indemnifiable Claim including, for avoidance of doubt and without limitation, amounts attributable to the Indemnitee gaining in fact a personal gain, profit or advantage to which he or she was not entitled, including (A) from the purchase and sale by the Indemnitee of equity securities of the Company which are recoverable by the Company pursuant to Section 16(b) of the Exchange Act, and (B) arising from transactions in publicly traded securities of the Company which were effected by the Indemnitee in violation of Section 10(b) of the Exchange act or Rule 10b-5 promulgated thereunder; provided that if there are multiple claims and some of which are determined not to be Indemnifiable Claims then the amount to be repaid shall be the amount of incremental Expenses attributable solely to defending the Claim or Claims determined not to be Indemnifiable Claims.
(iii)payment of which by the Company is determined to be prohibited by law or otherwise unlawful, including because the Regulations of the Company prohibit payment or advancement of Expenses by specific reference to ORC 1701.13E(5)(i).
4.Determination of Right to Indemnification.
(a)To the extent that Indemnitee shall have been successful on the merits or otherwise in defense of any Indemnifiable Claim or in defense of any claims, issues or matters that are d of an Indemnifiable Claim, Indemnitee shall be indemnified against all Losses and Expenses relating to, arising out of or resulting from such Indemnifiable Claim or any such claims, issues or matters in accordance with Sections 2 and 3 and no Indemnification Determination (as defined in Section 4(b)) shall be required. For purposes of this Section 4(a) and without limitation, the termination of any Indemnifiable Claim or any such claim, issue or matter by dismissal, with or without prejudice, shall be deemed to be a success on the merits.
(b)To the extent that the provisions of Section 4(a) are inapplicable to an Indemnifiable Claim (or any part thereof) that has been finally disposed of, Indemnitee shall be entitled to indemnification against Indemnifiable Losses and Indemnifiable Expenses unless and to the extent that:
(i)a court of competent jurisdiction has made a finding in a final unappealable judgment as to the acts or omissions of Indemnitee which, when applied under Section 2(b)(i), (ii) or (iii), and/or Section 3(d)( i), (ii) or (iii), would result in a denial of indemnification for Losses and/or Expenses; or
(ii)to the extent Section 4(b)(i) does not apply, it is determined pursuant to Section 4(c) below (an “Indemnification Determination”) that a Loss and/or Expense is not indemnifiable pursuant to the application of Section 2(b)(i), (ii) or (iii) and/or Section 3(d)(i), (ii) or (iii).

(c)An Indemnification Determination shall be made as provided for in this Section 4(c) and Sections 4(d), (e), (f), (g), (h) and (i):
(i)if a Change in Control has not occurred, or if a Change in Control has occurred but Indemnitee shall have requested that the Indemnification Determination be made pursuant to this clause (i), then the Indemnification Determination shall be: (A) by a majority vote of a quorum consisting of the Disinterested Directors, or (B) if such Disinterested Directors so direct, by a majority vote of a committee of Disinterested Directors designated by a majority vote of all Disinterested Directors, or (C) if such quorum of Disinterested Directors is not available or if a majority of such a quorum so direct, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee; and
(ii)if a Change in Control has occurred and Indemnitee has not requested that the Indemnification Determination be made pursuant to clause (i), then the Indemnification Determination shall be by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee.
(iii)
(iv)Indemnitee will cooperate with the person or persons selected pursuant to section 4(c) to make such Indemnification Determination (such person or persons, the “Reviewer”), including providing to the Reviewer, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. The Company shall reimburse Indemnitee and, if requested by Indemnitee, shall advance to Indemnitee, within five business days of such request, any and all costs and expenses (including attorneys’ and experts’ fees and expenses) incurred by Indemnitee in so cooperating with the Reviewer.
(d)The Company shall use its reasonable best efforts to cause any Indemnification Determination required under Section 4(c) to be made as promptly as practicable. If (i) the Reviewer has not made a determination within 30 days after the later of (A) receipt by the Company of written notice from Indemnitee advising the Company of the final disposition of the applicable Indemnifiable Claim and (B) the final selection of an Independent Counsel, (if such determination is to be made by Independent Counsel,) and (ii) Indemnitee shall have fulfilled his/her obligations set forth in the second sentence of Section 4(c), then Indemnitee shall be deemed to be entitled to indemnification in respect of the Loss or Expense at issue; provided that such 30-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the Reviewer making such determination in good faith requires such additional time for the obtaining of evaluation of documentation and/or information relating thereto.
(e)If (i) Indemnitee shall be entitled to indemnification pursuant to Section 4(a), or (ii) Indemnitee has been determined or deemed pursuant to Section 4(b) or (c) or (d) to be entitled to indemnification, then the Company shall pay to Indemnitee, within five business days of the last to occur of (i) or (ii) above, an amount equal to the unpaid amount of Losses and Expenses indemnified hereunder.
(f)If an Indemnification Determination is to be made by Independent Counsel pursuant to Section 4(c)(i), the Independent Counsel shall be selected by the Company, and the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. If an Indemnification Determination is to be made by Independent Counsel pursuant to Section 4(c)(ii), the Independent Counsel shall be selected by

Indemnitee, and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either case, Indemnitee or the Company, as applicable, may, within five business days after receiving written notice of selection from the other, deliver to the other a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not satisfy the criteria set forth in the definition of “Independent Counsel” in Section 1(k), and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person or firm so selected shall act as Independent Counsel. If such written objection is properly and timely made and substantiated, (i) the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit and (ii) the non-objecting party may, at its option, select an alternative Independent Counsel and give written notice to the other party advising such other party of the identity of the alternative Independent Counsel so selected, in which case the provisions of the two immediately preceding sentences and clause (i) of this sentence shall apply to such subsequent selection and notice. If applicable, the provisions of clause (ii) of the immediately preceding sentence shall apply to successive alternative selections. If no Independent Counsel that is permitted under the foregoing provisions of this Section 4(f) to make the Indemnification Determination shall have been selected within 30 days after the Company gives its initial notice pursuant to the first sentence of this Section 4(f) or Indemnitee gives its initial notice pursuant to the second sentence of this Section 4(f), as the case may be, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel by the Court and the person or firm with respect to whom all objections are so resolved or the person or firm so appointed will act as Independent Counsel. In all events, the Company shall pay all of the reasonable fees and expenses of the Independent Counsel incurred in connection with the Independent Counsel’s determination pursuant to Section 4(c).
(g)The Reviewer shall make the Indemnification Determination reasonably and in good faith consistent with the terms of this Agreement and applicable law. In making any Indemnification Determination, the Reviewer shall presume that Indemnitee is entitled to indemnification for Expenses and Losses, and the Company may overcome such presumption only by its producing clear and convincing factual evidence and/or established applicable law to the contrary. The termination of any Indemnifiable Claim against Indemnitee by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that Indemnitee is not entitled to indemnification or that indemnification hereunder is otherwise not permitted or otherwise adversely affect the right of the Indemnitee to indemnification. In addition, in making any Indemnification Determination, Indemnitee shall be deemed to have satisfied the Standard of Conduct if Indemnitee’s act or omission is based on Indemnitee’s reliance on information, opinions, reports or statements, including financial statements and other financial data, that were prepared or presented by (a) one or more directors, officers, or employees of the Company who the Indemnitee reasonably believes are reliable and competent in the matters prepared or presented; (b) counsel, public accountants, or other persons as to matters that the Indemnitee reasonably believes are within the person’s professional or expert competence; or (c) a committee of the Board upon which the Indemnitee does not serve, duly established in accordance with a provision of the Company’s Articles or Regulations, as to matters within its designated authority, which committee the Indemnitee reasonably believes to merit confidence. In addition, the knowledge and/or actions, or failure to act, of any other director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

(h)Any Indemnification Determination that is adverse to Indemnitee may be challenged by Indemnitee in the state or federal courts in Ohio. No such adverse Indemnification Determination shall be raised or used as a defense by the Company in any judicial claim by Indemnitee for indemnification hereunder or create a presumption that Indemnitee is not entitled to indemnification and any such judicial proceeding shall be a de novo review on the merits.
(i)Any Indemnification Determination favorable to Indemnitee finding that Indemnitee is entitled to indemnification shall be binding on the Company and shall not be challenged by the Company.
(j)If the Indemnitee is entitled to indemnity by the Company for some or a portion of a Loss or Expenses incurred by him or her, but not for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such Loss or Expenses to which the Indemnitee is entitled.
5.Notices; Defense of Claims.
(a)To obtain indemnification under this Agreement in respect of an Indemnifiable Claim, Indemnitee shall submit to the Company a written request, including a brief description (based upon information then available to Indemnitee) of such Indemnifiable Claim. If, at the time of the receipt of such request, the Company has directors’ and officers’ liability insurance in effect under which coverage for such Indemnifiable Claim is potentially available, the Company shall give prompt written notice of such Indemnifiable Claim to the applicable insurers in accordance with the procedures set forth in the applicable policies. The Company shall provide to Indemnitee a copy of such notice delivered to the applicable insurers, and copies of all subsequent correspondence between the Company and such insurers regarding the Indemnifiable Claim, in each case substantially concurrently with the delivery or receipt thereof by the Company. The failure by Indemnitee to timely notify the Company of any Indemnifiable Claim shall not relieve the Company from any liability hereunder unless, and only to the extent that, the Company did not otherwise learn of such Indemnifiable Claim and such failure results in forfeiture by the Company of substantial defenses, rights or insurance coverage.
(b)The Company shall be entitled to assume the defense of any Indemnifiable Claim, and at the request of Indemnitee, the Company shall assume the defense of any Indemnifiable Claim, with, in either case, counsel reasonably satisfactory to the Indemnitee; provided that if, at any time, Indemnitee or the Company determines, in good faith, that (i) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict, (ii) the named parties in any such Indemnifiable Claim (including any impleaded parties) include both the Company and Indemnitee and there may be one or more legal defenses available to Indemnitee that are different from or in addition to those available to the Company, or (iii) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then the Company shall not have the right, nor the obligation, to assume the defense of such Indemnifiable Claim and Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any Indemnifiable Claim) at the Company’s expense pursuant to Section 3. With respect to any Indemnifiable Claim the defense of which has been assumed by the Company: (i) the Company shall conduct the defense and/or settlement thereof diligently and in good faith, (ii) the Company shall keep Indemnitee reasonably informed regarding the status of such defense and any settlement, (iii) Indemnitee shall reasonably cooperate with the Company in the defense of or otherwise responding to any Indemnifiable Claim, and (iv) Indemnitee may participate (at his or her own expense) in such defense.

(c)The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any Indemnifiable Claim effected without the Company’s prior written consent. The Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any Indemnifiable Claim to which the Indemnitee is, or could have been, a party unless such settlement solely involves the payment of money (by other than Indemnitee) and includes a complete and unconditional release of Indemnitee from all liability on any claims that are or could be the subject matter of such Indemnifiable Claim. Neither the Company nor Indemnitee shall unreasonably withhold or delay its consent to any proposed settlement; provided that Indemnitee may withhold consent to any settlement that provides for other than solely the payment of money or does not provide such complete and unconditional release of Indemnitee.
(d)This Section 5 is subject to the requirements of any applicable policy of liability insurance which gives the insurer the right to approve or consent to counsel.
6.Enforcement by Indemnitee.
(a)It is the intent of the Company that Indemnitee not be required to incur legal fees and or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder. Accordingly, without limiting the generality or effect of any other provision hereof, if: (i) Indemnitee determines in good faith that the Company has failed to comply with any of its obligations under this Agreement (including its obligations under Section 3) or (ii) the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding which may result in the denial or limitation of, or the recovery from Indemnitee of, the benefits provided or intended to be provided to Indemnitee hereunder, or (iii) Indemnitee takes legal action to enforce any Indemnitee rights under any director and officers liability insurance policies maintained by the Company, then the Company irrevocably authorizes the Indemnitee from time to time to retain counsel of Indemnitee’s choice, at the expense of the Company as hereafter provided, to advise and represent Indemnitee in connection with any such interpretation, enforcement, defense or action.
(b)The Company shall, if requested by Indemnitee, reimburse Indemnitee for, or advance to Indemnitee, within five business days of such request, any and all reasonable Expenses paid or incurred by Indemnitee or which Indemnitee reasonably determines are likely to be paid or incurred by Indemnitee in connection with any claim, defense or action by Indemnitee in respect of Section 6(a)(i), (ii) or (iii). For purposes of obtaining payments of Expenses in advance of final disposition, the Indemnitee shall submit to the Company a sworn request for advancement of Expenses substantially in the form of Exhibit A attached hereto subject to Indemnitee filling in the blanks therein and selecting from among the bracketed alternatives therein. Such undertaking to repay Expenses need not be secured and the Company must accept the undertaking without reference to Indemnitee’s ability to repay the Expenses.
(c)Indemnitee shall repay to the Company all Expenses paid to or on behalf of Indemnitee under this Section 6 if it is determined by a court of competent jurisdiction in a final nonappealable judgment that the material claims or defenses asserted by Indemnitee pursuant to Section 6(a) were made in bad faith or were frivolous.

7.Liability Insurance. For the duration of Indemnitee’s service as a director and/or officer of the Company, and thereafter for so long as Indemnitee shall be subject to any pending or possible Indemnifiable Claim, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for directors and officers of the Company that is, in all material respects, comparable in scope and amount to that provided by the Company’s policies of directors’ and officers’ liability insurance in effect on the date hereof. Upon request, the Company shall provide Indemnitee with a copy of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials. If the Company determines in good faith that commercially reasonable efforts will not permit it to maintain such comparable coverage then the Company may reduce the scope or amount of coverage to that which commercially reasonable efforts allow, provided, however, that such reduction shall not be undertaken (i)  without the prior approval thereof by a majority vote of the Incumbent Directors, even if less than a quorum, or (ii) if at the time that any such discontinuation or material reduction in the scope or amount of coverage is proposed there are no Incumbent Directors, without prior written notice to Indemnitee. In all policies of directors’ and officers’ liability insurance now or hereafter obtained by the Company, and for so long as Indemnitee shall be subject to any pending or possible Indemnifiable Claim, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company’s directors and officers most favorably insured by such policy. Indemnitee shall continue to be entitled to the indemnification rights provided under this Agreement regardless of whether liability or other insurance coverage is at any time obtained or retained by the Company. In the event that insurance becomes unavailable in the amount or scope of coverage of the policy in effect on the date hereof on a reasonable commercial basis and the Company foregoes maintenance of all or a portion of such insurance coverage, the Company shall stand as a self-insurer with respect to the coverage, or portion thereof, not retained, and shall indemnify Indemnitee against any loss arising out of the reduction or cancellation of such insurance coverage.
8.Non‑Exclusivity; No Duplication.
(a)The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under the ORC, the Articles, the Regulations, any policy of insurance or under any other contract or otherwise (collectively, “Other Indemnity Provisions”); provided, however, that (i) to the extent that any change or interpretation is made to any applicable law which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder, and (ii) if there is any change in any applicable law which narrows the right of the Company to indemnify Indemnitee, such changes, to the extent not otherwise required by applicable law to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.
(b)Except with respect to Claims brought by or in the right of the Company, the Company shall cooperate with Indemnitee and undertakes to use reasonable efforts to assist Indemnitee to obtain indemnification under all or any combination of this Agreement and other Other Indemnity Provisions (to the extent permitted thereunder and without duplication) so as to provide Indemnitee with the broadest permissible indemnification.
(c)The Company shall not be liable under this Agreement to make any payment to Indemnitee in respect of any Indemnifiable Losses or Indemnifiable Expenses to the extent Indemnitee has actually received payment (net of expenses incurred in connection therewith) under any Other Indemnity Provisions or otherwise (including from any Other Enterprise) in respect of such Indemnifiable Losses or Indemnifiable Expenses otherwise indemnifiable hereunder. Indemnitee shall repay any Expenses actually advanced to Indemnitee that, at the final disposition of the matter to which the advance related, were in excess of Expenses actually paid by Indemnitee in respect of such matter.
(d)No amendment to the Articles or the Regulations may deny, diminish or encumber the Indemnitee’s rights to indemnity pursuant to the Articles, Regulations, the ORC or any other applicable law as applied to any act or omission occurring in whole or in part prior to the date (the “Effective Date”) upon which the amendment was approved by the shareholders of the Company. In the event that the Company shall purport to adopt any amendment to its Articles or Regulations or take any other action the effect of which is to deny, diminish or encumber the Indemnitee’s rights to indemnity pursuant to the Articles, the Regulations, the ORC or any such other law, such amendment shall apply only to acts or omissions occurring entirely after the Effective Date thereof.
9.Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the related rights of recovery of Indemnitee against other persons or entities (other than Indemnitee’s successors). Indemnitee shall execute all papers reasonably required to evidence such rights in the Company and shall otherwise reasonably cooperate with the Company in pursuing such subrogated rights subject to the Company reimbursing or advancing all of Indemnitee’s reasonable expenses in connection therewith.
10.Successors and Binding Agreement.
(a)This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company, including any person acquiring, directly or indirectly, all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the “Company” for purposes of this Agreement). Without limiting the preceding sentence, the Company shall require any successor or successors (whether direct or indirect, by asset purchase, merger, consolidation, reorganization or otherwise), by agreement in form and substance satisfactory to Indemnitee and his or her counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. No such assumption by any successor shall release the Company from any liability or obligation hereunder.
(b)This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 10(a). Without limiting the generality or effect of the foregoing, Indemnitee’s right to receive payments hereunder shall not be assignable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by the Indemnitee’s will or by the laws of descent and distribution, and, in the event of any attempted assignment or transfer contrary to this Section 10(b), the Company shall have no liability to pay any amount so attempted to be assigned or transferred. Subject to the foregoing, this Agreement shall inure to the benefit of and be enforceable by the Indemnitee’s personal or legal representatives, executors, administrators, heirs and successors.
(c)This Agreement constitutes the entire agreement and understanding of the Company and Indemnitee in respect of its subject matter and supersedes all prior understandings, agreements and representations by or among the Company and Indemnitee, written or oral, to the extent they relate to the subject matter hereof including the Indemnification Agreement in effect on the date hereof between the Company and Indemnitee, but excluding any Other Indemnity Provisions. All obligations of the Company contained in this Agreement shall apply retroactively beginning to the date the Indemnitee commenced serving in a capacity or having a status referenced in the definition of “Indemnifiable Claim” and shall continue during the period that the Indemnitee remains in such capacity or status and for so long thereafter as the Indemnitee may be subject to any possible new, threatened, pending or completed Indemnifiable Claim.
11.Notices. For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid or one business day after having been sent for next‑day delivery by a nationally recognized overnight courier service, addressed to the Company at its headquarters (to the attention of the Secretary of the Company) and to Indemnitee at the applicable address shown on the signature page hereto, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt.
12.Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by and construed in accordance with the substantive laws of the State of Ohio, without giving effect to the principles of conflict of laws of such State.
13.Validity. If any provision of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstance shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent, and only to the extent, necessary to make it enforceable, valid or legal. In the event that any court or other adjudicative body shall decline to reform any provision of this Agreement held to be invalid, unenforceable or otherwise illegal as contemplated by the immediately preceding sentence, the parties thereto shall take all such action as may be necessary or appropriate to replace the provision so held to be invalid, unenforceable or otherwise illegal with one or more alternative provisions that effectuate the purpose and intent of the original provisions of this Agreement as fully as possible without being invalid, unenforceable or otherwise illegal.
14.Amendments and Waivers. No provision of this Agreement may be waived, modified or discharged unless such waiver, modification or discharge is agreed to in writing signed by Indemnitee and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.
15.Certain Interpretive Matters. Unless the context of this Agreement otherwise requires, (a) ”it” or “its” or words of any gender include each other gender, (b) words using the singular or plural number also include the plural or singular number, respectively, (c) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement, (d) the terms “Article,” “Section,” or “Exhibit” refer to the specified Article, Section or Exhibit of or to this Agreement, (e) the terms “include,” “includes” and “including” will be deemed to be followed by the words “without limitation” (whether or not so expressed), and (f) the word “or” is disjunctive but not exclusive. Whenever this Agreement refers to a number of days, such number will refer to calendar days unless business days are specified and whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time or by a particular date that ends or occurs on a non-business day, then such period or date will be extended until the immediately following business day. As used herein, “business day” means any day other than Saturday, Sunday or a United States federal holiday. Any reference to a statue, rule or regulation shall include the successor thereto.
16.Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together shall constitute one and the same agreement.
17.Specific Performance. Each of the Company and Indemnitee acknowledges and agrees that the other would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each party agrees that the other party shall be entitled to an injunction or injunctions to prevent beaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled at law or in equity.
IN WITNESS WHEREOF, Indemnitee has executed and the Company has caused its duly authorized representative to execute this Agreement as of the date first above written.

OMNOVA Solutions Inc.

By:
Indemnitee Signature

Name:
Printed Name
Title:
Street
City, State, Zip

EXHIBIT A
•UNDERTAKING
STATE OF             )
)    SS
COUNTY OF             )

I, _________________________________, being first duly sworn, do depose and say as follows:
1.This Undertaking is submitted pursuant to the Indemnification Agreement, dated ____________, ___, between OMNOVA Solutions Inc., an Ohio corporation (the “Company”) and the undersigned.
2.    [I have determined that an Indemnifiable Claim has been made against me] and/or [I am enforcing or defending my rights under the Indemnification Agreement pursuant to Section 6.
3.    I am requesting payment of Expenses that I have reasonably incurred or will reasonably incur in [defending or responding to an Indemnifiable Claim] and/or [in pursuing a claim under Section 6 of the Indemnification Agreement]
4.    The Expenses for which payment is requested are, in general, all expenses related to __________________________________________________________________________
____________________________________________________________________________
____________________________________________________________________________.

5.    I hereby undertake to repay all amounts paid pursuant hereto if and to the extent it is determined that I am not entitled under the Indemnification Agreement to have the Company pay such amount.
__________________________________________
[Signature of Indemnitee]

Subscribed and sworn to before me, a Notary Public in and for said County and State, this _____ day of _________, 2___.

[Seal]

My commission expires the ____ day of ___________, 2___.